UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2022 (April 20, 2022)

GLOBIS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39786	85-2703418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 W. Camino Real, Suite 302-48 Boca Raton, Florida	33433
(Address of principal executive offices)	(Zip Code)

212-847-3248

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, and one Warrant to acquire one share of Common Stock	GLAQU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	GLAQ	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	GLAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Business Combination Agreement

As previously disclosed, on December 19, 2021, Globis Acquisition Corp., a Delaware corporation (“Globis”), entered into a Securities Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Globis, Forafric Agro Holdings Limited, a Gibraltar private company limited by shares (“FAHL”), and Lighthouse Capital Limited, a Gibraltar private company limited by shares (the “Seller”).

On April 20, 2021, the aforementioned parties agreed to revise the Business Combination Agreement (the “Amendment”) by providing for the consummation of the following series of transactions (collectively, the “Business Combination”): (i) Globis has formed a new holding company, Globis NV Merger Corp., a Nevada corporation (“Globis Nevada”), which will change its jurisdiction of incorporation by transferring by way of a redomiciliation and domesticating as a Gibraltar private limited company known as “Forafric Global Limited” (the “Redomiciliation”) and, following the Redomiciliation, altering its authorized and issued share capital and thereafter re-registering as a Gibraltar public company limited by shares and changing its name to “Forafric Global PLC” (referred to herein as “New Forafric”); (ii) New Forafric will form a new wholly-owned subsidiary, Globis NV Merger 2 Corp., a Nevada corporation (“Merger Sub”); (iii) Globis will merge with and into Merger Sub, with Merger Sub surviving (the “Merger”); (iv) immediately following the effectiveness of the Merger, all of the common stock of Merger Sub issued pursuant to the Merger shall be contributed to New Forafric; and (v) as soon as practicable thereafter New Forafric will acquire 100% of the equity interests in FAHL from the Seller and FAHL will become a direct subsidiary of New Forafric.

As a result of the Redomiciliation, the Merger and the other transactions described in the Amendment and prior to the consummation of the Business Combination, (i) Globis stockholders will receive one ordinary share, nominal value $0.001 per share, of New Forafric (each, an “Ordinary Share”) for each issued and outstanding share of Common Stock, par value $0.0001 per share, of Globis (the “Common Stock”) held prior to the Merger; (ii) the issued and outstanding redeemable warrants that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) of Globis will automatically become redeemable warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (with the Warrant Agreement being assigned and novated by Globis to New Forafric but no other changes will be made to the terms of any issued and outstanding Public Warrants as a result of the Merger); (iii) each issued and outstanding warrant of Globis issued in a private placement will automatically become warrants to acquire Ordinary Shares at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement (no other changes will be made to the terms of any issued and outstanding private placement warrants as a result of the Merger); and (iv) each issued and outstanding unit of Globis that has not been previously separated into the underlying Common Stock and underlying warrant upon the request of the holder thereof, will be cancelled and will entitle the holder thereof to one Ordinary Share and one redeemable warrant to acquire one Ordinary Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the applicable warrant agreement.

Amendment to Bond Deed

In connection with the proposed Business Combination, between December 31, 2021 and January 19, 2022, investors (each a “Bond Investor”) subscribed for convertible bonds of FAHL, as issuer, in an aggregate principal amount of $12 million (the “FAHL Bonds”) in a private placement, issued pursuant to a Bond Subscription Deed (the “Bond Subscription Deed”), among FAHL, the Seller and the Bond Investors.

On April 20, 2021, in connection with the Amendment, the FAHL, the Seller and the Bond Investors agreed to revise the Bond Subscription Deed (the “Bond Amendment”) by providing that, upon consummation of the Business Combination, the FAHL Bonds will be novated to New Forafric and automatically convert into Ordinary Shares at a price per share described in the Bond Subscription Deed, provided all other terms and conditions in the Bond Subscription Deed remain the same.

The foregoing descriptions are summaries of the material terms of the of the Amendment and the Bond Amendment and are qualified in their entirety by reference to the full text of the Amendment and the Bond Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Purchase Agreement, dated April 20, 2022 (incorporated by reference to Exhibit 2.2 of Globis’ Form S-4 (File No. 333-262126), filed with the SEC on April 20, 2022).
10.2	Amendment to Bond Subscription Deed, dated April 20, 2022 (incorporated by reference to Exhibit 10.10 of Globis’ Form S-4 (File No. 333-262126), filed with the SEC on April 20, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2022	GLOBIS ACQUISITION CORP.

	By:	/s/ Paul Packer
	Name:	Paul Packer
	Title:	Chief Executive Officer and Chief Financial Officer